UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2014

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2014, Robin D. Campbell, Ph.D. was appointed to the Board of Directors of Pfenex Inc. (the “Company”). The election of Dr. Campbell was reported under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on September 25, 2014. At the time of his election, the Board of Directors had not decided upon which of the Board’s committees Dr. Campbell would serve.

On November 12, 2014 the Company’s Board of Directors appointed Dr. Campbell to serve as chairman of the Compensation, Nominating and Corporate Governance Committee, effective immediately. In connection with his appointment as chairman of the Compensation, Nominating and Corporate Governance Committee, Dr. Campbell will receive additional cash compensation of $8,000, payable quarterly in arrears on a pro-rata basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: November 18, 2014	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer